UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Bernstein Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed:

Please participate in the upcoming shareholder votes for the International and Tax-Managed International Portfolios of the Sanford C. Bernstein Fund, Inc.

We recently provided you with proxy materials that require your attention. Your voice is important in this vote process. The shareholder meeting scheduled to be held on October 22, 2020 is quickly approaching.

If we do not obtain enough votes to conduct the meeting, we may have to adjourn and continue to request shareholder participation to reach the required quorum. Please exercise your right to vote on these matters.

To cast your vote and eliminate further communications on this matter, please follow the instructions below or call the Funds’ proxy solicitor, Computershare, toll free at 1-866-492-0860 at your earliest convenience.

To view the proposals and vote, click the “Vote Now” link(s) below. The proposals in this proxy pertain to the reorganization of each of the International Portfolio and the Tax-Managed International Portfolio into the International Strategic Equities Portfolio. Please note that Bernstein recommends a vote for the proposals. To facilitate the voting process, a Bernstein representative may call you if we do not receive your vote.

Fund: International Portfolio Control Number: 54699999001000 Security Code: 99999999	Vote Now
Fund: Tax-Managed International Portfolio Control Number: 54699999002000 Security Code: 99999999	Vote Now

By voting via the link(s) above, your vote will be cast for all accounts associated with this e–mail address.